UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2016

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

VERSO PAPER HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address of principal executive offices) (zip code)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the term “Verso” refers to Verso Corporation; the term “Verso Finance” refers to Verso Paper Finance Holdings LLC, an indirect, wholly owned subsidiary of Verso; the term “Verso Holdings” refers to Verso Paper Holdings LLC, a direct, wholly owned subsidiary of Verso Finance; the term “Verso Inc.” refers to Verso Paper Inc., a direct, wholly owned subsidiary of Verso Holdings; the term “NewPage” refers to NewPage Holdings Inc., a direct, wholly owned subsidiary of Verso Holdings; the term “NewPage LLC” refers to NewPage Investment Company LLC, a direct, wholly owned subsidiary of NewPage; the term “NewPage Corp.” refers to NewPage Corporation, a direct, wholly owned subsidiary of NewPage LLC; and the term for any such entity includes its direct and indirect subsidiaries when referring to the entity’s consolidated financial condition or results of operations.

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on January 26, 2016, Verso and substantially all of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”, and the filings therein, the “Chapter 11 Filings”). The Debtors are seeking Bankruptcy Court authorization to jointly administer the chapter 11 cases (the “Chapter 11 Cases”) under the caption “In re: Verso Corporation, et al.” Case No. 16-10163.

DIP Financing

Verso DIP Facility

In connection with the Chapter 11 Filings, on January 26, 2016, Verso Holdings, Verso Finance, each of the subsidiaries of Verso Holdings party thereto, the lenders party thereto, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc. and Wells Fargo Bank, N.A., as joint bookrunners and lead arrangers, and Wells Fargo Bank, N.A., as documentation agent, entered into a Superpriority Secured Debtor-in-Possession Credit Agreement (the “Verso DIP Facility”), relating to an asset-backed credit facility in an aggregate principal amount of up to $100 million. The Verso DIP Facility also includes a sub-facility for letters of credit in an aggregate amount of up to $50 million. Subject to the satisfaction of certain conditions to borrowing, loans under the Verso DIP Facility will be available following entry of an interim order of the Bankruptcy Court authorizing the extensions of credit under the Verso DIP Facility and the NewPage DIP Facilities (as defined below) (the “Interim Order”). The Verso DIP Facility is being entered into for working capital and general corporate purposes, including to refinance indebtedness under Verso Holdings’ existing first lien asset-backed revolving credit agreement.

The Verso DIP Facility has a term of 18 months from the closing date unless, prior to the end of such term, (a) a plan of reorganization filed in the Chapter 11 Cases is confirmed pursuant to an order entered by the Bankruptcy Court, (b) the Bankruptcy Court fails to issue a final order authorizing the Verso DIP Facility within 45 days (which can be extended by the administrative agent to 60 days and may be further extended with the consent of the required lenders) of an interim order authorizing the same, or (c) the loans are accelerated and commitments terminated in accordance with the terms of the Verso DIP Facility.

Borrowings under the Verso DIP Facility will bear interest at a rate equal to an applicable margin plus, at Verso Holdings’ option, either (a) a base rate determined by reference to the highest of (1) the U.S. federal funds rate plus 0.50%, (2) the prime rate of the administrative agent, and (3) the adjusted LIBO (as defined below) rate for a one-month interest period plus 1.00%, or (b) a eurocurrency rate (“LIBO”) determined by reference to the costs of funds for eurocurrency deposits in dollars in the London interbank market for the interest period relevant to such borrowing, adjusted for certain additional costs. The applicable margin for advances under the Verso DIP Facility is 1.50% for base rate advances and 2.50% for LIBO rate advances. Verso Holdings will pay commitment fees for the unused amount of commitments under the Verso DIP Facility at an annual rate equal to 0.75%.

Subject to minimum prepayment amounts, Verso Holdings has the right to prepay loans under the Verso DIP Facility at any time without prepayment penalty, other than customary “breakage” costs with respect to eurocurrency loans. The Verso DIP Facility is subject to mandatory prepayments equal to the amount that the excess availability thereunder falls below certain specified levels.

Verso Finance and certain subsidiaries of Verso Holdings, including Verso Paper LLC, Verso Inc., Verso Androscoggin LLC, Bucksport Leasing LLC, Verso Sartell LLC, Verso Quinnesec LLC, Verso Quinnesec REP Holding Inc., Verso Maine Energy LLC, Verso Fiber Farm LLC, nexTier Solutions Corporation and NewPage, have agreed to guarantee borrowings under the Verso DIP Facility. Such guarantors do not include NewPage LLC and its direct and indirect subsidiaries. The obligations under the Verso DIP Facility constitute, subject to carve-outs for certain fees and expenses, superpriority administrative expense claims in the Chapter 11 Cases, secured by a perfected first priority security interest and liens on the ABL priority collateral, which includes most inventory, accounts receivable, bank accounts and certain other assets of the loan parties to the Verso DIP Facility, and a perfected junior security interest and liens on the note priority collateral, which generally includes most other assets of the loan parties to the Verso DIP Facility.

The Verso DIP Facility contains provisions requiring the attainment of various milestones regarding a plan of reorganization to be submitted in connection with the Chapter 11 Cases, including an acceptable plan of reorganization becoming effective within 532 days of the petition date.

The Verso DIP Facility requires the maintenance of minimum EBITDA tested monthly based on amounts set forth therein and a minimum availability tested at the close of each business day of $5 million until six months after the closing of the Verso DIP Facility (the “Verso DIP Closing Date”), $7.5 million from six months to twelve months after the Verso DIP Closing Date, and $10 million thereafter. The Verso DIP Facility also contains certain covenants which, among other things, and subject to certain exceptions, restrict Verso Holdings’ ability to incur additional debt or liens, pay dividends, repurchase its limited liability company interests, prepay certain other indebtedness, sell, transfer, lease, or dispose of assets, and make investments in or merge with another company. If Verso Holdings were to violate any of the covenants under the Verso DIP Facility and were unable to obtain a waiver, it would be considered a default. If Verso Holdings were in default under the Verso DIP Facility, no additional borrowings thereunder would be available until the default was waived or cured, and all obligations would become immediately due and payable. The Verso DIP Facility provides for customary events of default, including a cross-event of default provision in respect of post-petition or unstayed indebtedness in excess of $15 million and the NewPage DIP Facilities.

NewPage DIP Facilities

In connection with the Chapter 11 Filings, on January 26, 2016, NewPage LLC, NewPage Corp., each of the subsidiaries of NewPage Corp. party thereto, the lenders party thereto, Barclays Bank PLC, as administrative agent and collateral agent, BMO Harris Bank N.A., as co-collateral agent, Wells Fargo Bank, National Association, as syndication agent, and Barclays Bank PLC, BMO Capital Markets Corp and Wells Fargo Bank, National Association, as joint lead arrangers and joint bookrunners, entered into a Superpriority Senior Debtor-in-Possession Asset-Based Revolving Credit Agreement (the “NewPage ABL DIP Facility”), relating to an asset-backed credit facility in an aggregate principal amount of up to $325 million. The NewPage ABL DIP Facility also includes a sub-facility for letters of credit in an aggregate amount of $100 million. On the same date, NewPage LLC, NewPage Corp., each of the subsidiaries of NewPage Corp. party thereto, the lenders party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and Barclays Bank PLC, as lead arranger and bookrunner, entered into a Superpriority Senior Debtor-in-Possession Term Loan Agreement (the “NewPage Term Loan DIP Facility” and, together with the NewPage ABL DIP Facility, the “NewPage DIP Facilities”), in an aggregate principal amount of up to $350 million consisting of $175 million of new money term loans and $175 million of roll up loans refinancing loan outstanding under the existing term loan facility of NewPage Corp. and the other parties thereto. All of the $325 million NewPage ABL DIP Facility will be available following the entry of the Interim Order approving the NewPage DIP Facilities. Of the new money loans under the NewPage Term Loan DIP Facility, $125 million will be available upon the first draw of the facility following entry of the Interim Order approving the NewPage Term Loan DIP Facility and $50 million will be funded on the final draw on the NewPage Term Loan DIP Facility following entry of a court order approving the NewPage Term Loan DIP Facility on a final basis. The NewPage DIP Facilities are being entered into for working capital and general corporate purposes, including to refinance indebtedness under NewPage Corp.’s existing senior secured asset-backed revolving credit facility.

Each of the NewPage DIP Facilities has a term of 18 months from the closing date unless, prior to the end of such term, (a) a plan of reorganization filed in the Chapter 11 Cases is confirmed pursuant to an order entered by the Bankruptcy Court, (b) the Bankruptcy Court fails to issue a final order authorizing the NewPage DIP Facilities within 45 days (which can be extended by the administrative agent and the required lenders) of an interim order authorizing the same, (c) a sale is consummated of all or substantially all of the assets of the debtors under the NewPage DIP Facilities, or (d) the loans are accelerated and commitment terminated in accordance with the terms of the NewPage DIP Facilities.

Borrowings under the NewPage DIP Facilities will bear interest at a rate equal to an applicable margin plus, at NewPage Corp.’s option, either (a) a base rate determined by reference to the highest of (1) the U.S. federal funds rate plus 0.50%, (2)

the prime rate of the administrative agent, and (3) the adjusted LIBO rate for a one-month interest period plus 1.00%, or (b) a LIBO rate for the interest period relevant to such borrowing, adjusted for certain additional costs (provided that LIBO will be no less than 0% in the case of the NewPage ABL DIP Facility and no less than 1.50% in the case of the NewPage Term Loan DIP Facility). The applicable margin for advances under the NewPage ABL DIP Facility is 1.50% for base rate advances and 2.50% for LIBO rate advances, and the applicable margin for advances under the NewPage Term Loan DIP Facility is 8.50% for base rate advances and 9.50% for LIBO rate advances. Interest that accrues from time to time on any roll-up term loans under the NewPage Term Loan DIP Facility will be capitalized, compounded and added to the unpaid principal amount of such roll-up loans on the applicable interest payment date. NewPage Corp. will pay commitment fees for the unused amount of commitments under the NewPage DIP Facilities at an annual rate equal to 0.375%.

Subject to minimum prepayment amounts, NewPage Corp. has the right to prepay loans under the NewPage DIP Facilities at any time without prepayment penalty, other than customary “breakage” costs. The NewPage DIP Facilities are subject to mandatory prepayments resulting from incurrence of indebtedness not permitted by the NewPage DIP Facilities, sales of collateral exceeding specified thresholds, and, in the case of the NewPage ABL DIP Facility, usage exceeding the availability thereunder.

NewPage LLC, and all of NewPage Corp.’s existing and future direct and indirect wholly owned subsidiaries (the “NewPage Guarantors”), subject to certain exceptions, have agreed to guarantee borrowings under the NewPage DIP Facilities. Debt outstanding under the NewPage DIP Facilities is secured by substantially all of the assets of NewPage Corp. and the guarantors under the NewPage DIP Facilities, subject to certain exceptions.

Subject to carveouts for certain fees and expenses, the obligations under the NewPage ABL DIP Facility constitute superpriority administrative expense claims in the Chapter 11 Cases, secured by a perfected first priority security interest and liens with respect to most inventory, accounts receivable, bank accounts and certain other assets of NewPage Corp. and the NewPage Guarantors (the “ABL Priority Collateral”), and a perfected junior priority security interest and liens with respect to the Term Loan Priority Collateral (as defined below). Subject to carveouts for certain fees and expenses, the obligations under the NewPage Term DIP Facility constitute superpriority administrative expense claims in the Chapter 11 Cases, secured by a perfected first priority security interest and liens with respect all of the loan party’s collateral that is not ABL Priority Collateral (the “Term Loan Priority Collateral”), and a perfected junior priority security interest and liens with respect to ABL Priority Collateral.

The NewPage DIP Facilities contain provisions requiring the attainment of various milestones regarding a plan of reorganization to be submitted in connection with the Chapter 11 Cases, including an acceptable plan of reorganization becoming effective within 532 days of the petition date.

The NewPage ABL DIP Facility requires the maintenance of minimum EBITDA tested monthly based on amounts set forth therein and a minimum availability at any time of $15 million until 12 months after the closing of the NewPage ABL DIP Facility, increasing to $20 million thereafter. The NewPage Term Loan DIP Facility requires the maintenance of minimum EBITDA tested monthly based on amounts set forth therein, and contains covenants relating to minimum cumulative collections tested monthly based on amounts set forth therein. The NewPage DIP Facilities also contain certain covenants which, among other things, and subject to certain exceptions, restrict NewPage Corp.’s ability to incur additional debt or liens, pay dividends, repurchase its common stock, prepay certain other indebtedness, sell, transfer, lease, or dispose of assets, and make investments in or merge with another company. If NewPage Corp. were to violate any of the covenants under the NewPage DIP Facilities and were unable to obtain a waiver, it would be considered a default. If NewPage Corp. were in default under the NewPage DIP Facilities, no additional borrowings under the applicable facility would be available until the default was waived or cured, and all obligations would become immediately due and payable. The NewPage DIP Facilities provide for customary events of default, including a cross-event of default provision in respect of post-petition or unstayed indebtedness in excess of $15 million and other debtor-in-possession financing, including those for Verso Finance, Verso Holdings, and certain of their subsidiaries.

The foregoing summaries of the Verso DIP Facility and the NewPage DIP Facilities do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Verso DIP Facility and the NewPage DIP Facilities, copies of which will be filed as exhibits to a subsequent report.

Restructuring Support Agreement

In connection with the Chapter 11 Cases, on January 26, 2016, the Debtors entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with creditors holding at least a majority in principal amount of substantially all tranches of funded debt of Verso and its subsidiaries (the “Consenting Creditors”). The Restructuring Support Agreement contemplates the implementation of a restructuring of the Debtors through a conversion of approximately $2.4 billion of the Debtor’s funded debt into equity. The Restructuring Support Agreement incorporates the economic terms agreed to by the parties reflected in a term sheet, attached as Exhibit A to the Restructuring Support Agreement. The restructuring transactions will be effectuated through a joint plan of reorganization (the “Plan”).

Pursuant to the Restructuring Support Agreement, each of the Debtors and Consenting Creditors has made certain customary commitments to each other. The Debtors have agreed to, among other things, use commercially reasonable efforts to make all requisite filings with the Bankruptcy Court and continue to involve and update the Consenting Creditors’ representatives in the bankruptcy process; respond to diligence requests from the Consenting Creditors; and satisfy certain other covenants, including retaining Alvarez & Marsal North America LLC to monitor financial transactions. The Consenting Creditors have committed to support and vote for the Plan. The Consenting Creditors have also committed to similar ongoing obligations as the Debtors.

The Restructuring Support Agreement contains milestones for the progress of the Chapter 11 Cases (the “Milestones”), which include the dates by which the Debtors are required to, among other things, file certain motions and documents (including the plan and disclosure statement) with the Bankruptcy Court, obtain certain orders of the Bankruptcy Court and consummate the Debtors’ emergence from bankruptcy. Among other dates set forth in the Restructuring Support Agreement, the agreement contemplates that the Debtors will file the plan and disclosure statement no later than sixty days after the Petition Date and emerge from bankruptcy no later than 200 days after the Petition Date.

Each of the parties to the Restructuring Support Agreement may terminate the agreement (and thereby their support for the Plan) under certain limited circumstances. Any Debtor may terminate the Restructuring Support Agreement upon, among other, circumstances:

•	if their respective board of directors, in good faith after consultation with outside financial advisors and outside legal counsel that proceeding with the Plan would be inconsistent with its fiduciary duties;

•	the failure to achieve any of the Milestones;

•	a material breach of the Restructuring Support Agreement by the Consenting Creditors; and

•	certain actions by the Bankruptcy Court, including preventing the consummation of the Plan, dismissing the Chapter 11 Cases, converting the Chapter 11 Cases into a case under chapter 7 of the Bankruptcy Code.

The Consenting Creditors have similar termination rights as the Debtors that may, as a general matter, be exercised by a super-majority of each of the Consenting Creditors holding Verso debt and the Consenting Creditors holding NewPage debt. Additionally, the Consenting Creditors may terminate the Restructuring Support Agreement upon any acceleration, termination, maturity or refinancing of the Verso DIP Facility or either of the NewPage DIP Facilities or if certain uses of proceeds as required under the Bankruptcy Court orders regarding such facilities are not completed within specified times.

The Restructuring Support Agreement is subject to approval by the Bankruptcy Court, among other conditions. Accordingly, no assurance can be given that the transactions described therein will be consummated.

The foregoing summary of the Restructuring Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Restructuring Support Agreement, a copy of which is filed as Exhibits 10.1 to this report.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report under “DIP Financing” is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 27, 2016, Verso issued a press release announcing the entry into the Verso DIP Facility, the NewPage DIP Facilities and the Restructuring Support Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description

10.1	Restructuring Support Agreement dated as of January 26, 2016 by and among the Debtors and the Consenting Creditors.

99.1	Press release issued by Verso on January 27, 2016.

Forward-Looking Statements

In this report, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are not guarantees of results, and actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that could cause material impacts on Verso’s and Verso Holdings’ historical or anticipated financial results. Although Verso and Verso Holdings believe that in making any such forward-looking statement its expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by Verso and Verso Holdings and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	the Debtors’ ability to obtain the approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases and the outcomes of Bankruptcy Court rulings and the Chapter 11 Cases in general;

•	the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Filings and any additional strategies that the Debtors may employ to address their liquidity and capital resources;

•	the Debtors’ ability to obtain the requisite support for the Plan or to achieve the Milestones;

•	the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases; and

•	restrictions on the Debtors due to the terms of the Verso DIP Facility and the NewPage DIP Facilities and restrictions imposed by the Bankruptcy Court.

New factors emerge from time to time, and it is not possible for Verso and Verso Holdings to predict all of them, nor can they assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Verso and Verso Holdings, therefore, caution you against relying on these forward-looking statements. All forward-looking statements attributable to Verso or Verso Holdings or persons acting on Verso’s or Verso Holdings’ behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and Verso and Verso Holdings undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2016

VERSO CORPORATION

By:	/s/ Peter H. Kesser
Peter H. Kesser Senior Vice President, General Counsel and Secretary

VERSO PAPER HOLDINGS LLC

By:	/s/ Peter H. Kesser
Peter H. Kesser Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Restructuring Support Agreement dated as of January 26, 2016 by and among the Debtors and the Consenting Creditors.

99.1	Press release issued by Verso on January 27, 2016.